Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 (Amendment No. 2) of our report dated August 4, 2025 with respect to the audited financial statements of New America Acquisition I Corp. as of June 10, 2025, and for the period from May 28, 2025 (inception) through June 10, 2025.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

October 31, 2025